SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2012 (August 16, 2012)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On August 16, 2012, GenSpera, Inc. (“Company”) appointed Nancy Jean Barnabei, CPA, to serve, on a part-time basis, as Vice President Finance, Treasurer and Principal Accounting Officer. There are no arrangements or understandings between Ms. Barnabei and any other persons pursuant to which she was selected as an officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Nancy Jean Barnabei, age 49, serves as our Vice President Finance and Treasurer.  Ms. Barnabei has more than 20 years’ experience with both public and private companies in the biotechnology industry. From 2010--2011, Ms. Barnabei served as Chief Financial Officer of Corridor Pharmaceuticals, Inc., a drug development company, which acquired Immune Control Inc., where she served as Chief Financial Officer from 2008-2010. She founded Talkeetna Advisors, LLC in 2005, a consulting and advisory firm specializing in biotechnology companies. From 2000-2004, she was Vice President Finance, Treasurer and Chief Financial Officer at Locus Pharmaceuticals, Inc.  Her previous experience includes eight years at Cephalon, Inc., concluding as Corporate Controller.  Ms. Barnabei earned a B.S. in business administration in 1986 from Northeastern University, Boston, and is a certified public accountant.

In connection with Ms. Barnabei’s employment, we entered into: (i) an employment agreement; (ii) a proprietary information, inventions and competition agreement; and (iii) an indemnification agreement.

Employment Agreement

In connection with Ms. Barnabei’s employment, the Company has entered into a two (2) year employment agreement. The agreement automatically renews for one (1) additional year unless, not later than three (3) months before the conclusion of its term, the Company or Ms. Barnabei give notice not to extend the agreement.  Pursuant to the terms of the employment agreement, Ms. Barnabei is employed on a part time basis as the Company’s Vice President Finance, Treasurer and Principal Accounting Officer. As part of her employment, Ms. Barnabei has agreed to devote no less than 24 hours per week to the business and affairs of the Company. As compensation for her services, Ms. Barnabei shall receive a base salary of $144,000 per year. In addition, Ms. Barnabei is eligible to receive annual and discretionary bonuses of up to 35% and 100%, respectively, of her base salary and prorated for the time of her employment during 2012. The bonuses shall be based on reaching certain milestones as determined by the Company’s board of directors (“Board”), and are payable in cash and non-cash compensation, or a combination thereof, at the sole discretion of the Board. Ms. Barnabei is also entitled to receive certain payments and acceleration of outstanding equity awards in the event her employment is terminated. As part of the agreement, Ms. Barnabei was also granted options to purchase 200,000 shares of the Company’s common stock. The options have an exercise price of $2.80 per share and a term of seven (7) years. The options were issued pursuant to the Company’s 2007 Equity Compensation Plan and vest as follows: (i) 60,000 upon the effective date of her employment agreement, and (ii) 60,000 on the one year anniversary of such effective date, provided she is still employed by the Company at such time. In addition, 80,000 options shall vest upon Ms. Barnabei becoming a full time employee of the Company, if ever, provided such event occurs before the two year anniversary of the effective date of the employment agreement. In the event Ms. Barnabei fails to become a full time employee by such time, the 80,000 options shall automatically terminate. The options are also subject to accelerated vesting upon the occurrence of certain conditions including a change of control or termination of employment by the Company without cause. Such conditions are more clearly described in the employment agreement.

Potential Payments Upon Termination or Change-in-Control

As part of the her employment agreement, Ms. Barnabei shall be entitled to

							Accelerated Vesting of
Officer	Salary		Bonus		Health		Options*		Total

Nancy Jean Barnabei
Terminated without cause (1)	$216,000	(2)	$0	(3)	$3,600	(4)	$0	(5)	$219,600
Terminated, change of control	—		—		—		$0	(5)	—
Disability	$144,000		—		—		—		$144,000
Other	—		—		—		—		—

(1)	Also includes termination by Ms. Barnabei with Good Reason
(2)	Represents 18 months of Ms. Barnabei’s base salary.
(3)	There has been no bonus established for Ms. Barnabei for the current year but it is anticipated Annual and Discretionary bonuses will be up to 35% and 100% of Ms. Barnabei’s base salary.
(4)	Represents 18 months of Ms. Barnabei’s current monthly health care reimbursement of $200.
(5)	Ms. Barnabei’s options are being issued at the market price of the Company’s common stock and accordingly, do not have any intrinsic value.

Proprietary Information, Inventions and Competition Agreement

The proprietary information, inventions and competition agreement requires Ms. Barnabei to maintain the confidentiality of the Company’s intellectual property as well as the assignment of any inventions made by Ms. Barnabei during her employment. The agreement also limits Ms. Barnabei’s ability to compete within certain fields of interest, as defined in the agreement, for a period of 18 months following end of her employment.

Indemnification Agreement

The indemnification agreement provides for the indemnification and defense of Ms. Barnabei, in the event of litigation.

The foregoing summary of Ms. Barnabei’s: (i) employment agreement; (ii) proprietary information, inventions and competition agreement; and (iii) indemnification agreement are qualified in their entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.01, 10.02, and 10.03, respectively, and which are incorporated herein in their entirety by reference.

Departure of Principal Accounting Officer

On August 16, 2012, upon the appointment of Ms. Barnabei as Vice President Finance, Treasurer and Principal Accounting Officer, Mr. Dionne was deemed to have ceased to be employed by the Company as its Principal Accounting Officer. Mr. Dionne continues in his roles as Chief Executive Officer, Chief Financial Officer, President and Director.

Item 8.01 Other Events.

On August 21, 2012, the Company issued a press release announcing the appointment of Ms. Barnabei. A copy of the press release is attached to this report as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits.

Exhibit No.	Description

10.01	Employment Agreement, dated as of August 16, 2012, between GenSpera, Inc. and Nancy Jean Barnabei

10.02	Proprietary Information, Inventions And Competition Agreement, dated as of August 16, 2012, between GenSpera, Inc. and Nancy Jean Barnabei

10.03	Indemnification Agreement, dated as of August 16, 2012, between GenSpera, Inc. and Nancy Jean Barnabei

99.01	Press Release Dated August 21, 2012, of GenSpera announcing the appointment of Ms. Barnabei

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2012

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer